EXECUTION VERSION

CLASS A‑R NOTE PURCHASE AGREEMENT
dated as of May 28, 2015
by and among
FS SENIOR FUNDING LTD.,
as Issuer,
FS SENIOR FUNDING CLO LLC,
as Co-Issuer,
NATIXIS, NEW YORK BRANCH,
as Class A‑R Note Agent,
and
EACH OF THE CLASS A‑R NOTEHOLDERS PARTY HERETO

TABLE OF CONTENTS
		Page
ARTICLE I
DEFINITIONS
Section 1.01	Defined Terms	2
Section 1.02	Terms Generally	4

ARTICLE II
PURCHASE, SALE, PAYMENT AND DELIVERY
Section 2.01	Purchase, Sale, Payment and Delivery of the Class A-R Notes on the Closing Date	4

ARTICLE III
CLASS A-R COMMITMENTS AND BORROWINGS
Section 3.01	Class A-R Commitments	5
Section 3.02	Class A-R Borrowings	5
Section 3.03	Requests for Borrowings	6
Section 3.04	Funding of Borrowings	8
Section 3.05	Termination and Reduction of Commitments	8
Section 3.06	Prepayment of Borrowings	9
Section 3.07	Procedures with Respect to Rating Requirement	11
Section 3.08	Class A-R Commitment Fee; Breakage Costs	13
Section 3.09	Class A-R Commitment Register	14
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01	Representations and Warranties	15
Section 4.02	Several Representations of Each Class A-R Noteholder	16
ARTICLE V
CONDITIONS
Section 5.01	Closing Date	20
Section 5.02	Conditions to Each Class A-R Borrowing	20
ARTICLE VI
THE CLASS A-R NOTE AGENT
Section 6.01	Appointment	21
Section 6.02	Certain Duties and Responsibilities	22
Section 6.03	Compensation	23
Section 6.04	Resignation and Removal; Appointment of a Successor	24
Section 6.05	Acceptance of Appointment by Successor	25
Section 6.06	Class A-R Note Agent Criteria	25
ARTICLE VII
MISCELLANEOUS
Section 7.01	Notices	26
Section 7.02	Waivers, Amendments	26
Section 7.03	Successors and Assigns	27

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Section 7.04	Survival	28
Section 7.05	Counterparts; Integration; Effectiveness	29
Section 7.06	Severability	29
Section 7.07	Governing Law, Jurisdiction; Consent to Service of Process; Waiver of Jury Trial Right	29
Section 7.08	Benefits of Indenture	30
Section 7.09	Headings	30
Section 7.10	Non-Recourse Obligations	30
Section 7.11	Non-Petition	30
Section 7.12	Issuer Orders	31
Section 7.13	Special Provisions Applicable to CP Conduits	31

SCHEDULE 2.01	LIST OF CLASS A-R NOTEHOLDERS AND THEIR COMMITMENTS
SCHEDULE 2.02	LIST OF SHORT SETTLEMENT COMMITMENTS

EXHIBIT A	FORM OF CLASS A-R SALE AND TRANSFER AGREEMENT
EXHIBIT B	FORM OF BORROWING REQUEST
EXHIBIT C	FORM OF CLASS A-R PREPAYMENT NOTICE

SCHEDULE 2.01    LIST OF CLASS A‑R NOTEHOLDERS AND THEIR                         COMMITMENTS
SCHEDULE 2.02    LIST OF SHORT SETTLEMENT COMMITMENTS
EXHIBIT A    FORM OF CLASS A‑R SALE AND TRANSFER AGREEMENT
EXHIBIT B    FORM OF BORROWING REQUEST
EXHIBIT C    FORM OF CLASS A‑R PREPAYMENT NOTICE

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CLASS A‑R NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or modified from time to time, this "Agreement") dated as of May 28, 2015, among:
(1)    FS SENIOR FUNDING LTD., an exempted company incorporated with limited liability in the Cayman Islands (the "Issuer");
(2)    FS SENIOR FUNDING CLO LLC, a limited liability company formed and existing under the laws of the State of Delaware (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers");
(3)    each of the CLASS A‑R NOTEHOLDERS party hereto from time to time; and
(4)    NATIXIS, NEW YORK BRANCH, as agent for the Class A‑R Noteholders (in such capacity, together with its successors in such capacity, the "Class A‑R Note Agent").
WHEREAS, the Issuer, the Co-Issuer and Wells Fargo Bank, National Association, as Trustee, are party to an Indenture, dated as of May 28, 2015, as modified and supplemented and in effect from time to time (the "Indenture"), pursuant to which the Co‑Issuers (or the Issuer, as applicable) have issued the Notes (as defined in the Indenture), including the Class A‑R Senior Secured Revolving Floating Rate Notes Due 2025 (the "Class A‑R Notes"), in an aggregate principal amount up to U.S.$20,000,000;
WHEREAS, the Co-Issuers, the Class A‑R Note Agent and the Class A-R Noteholders from time to time of the Class A‑R Notes wish to evidence certain agreements relating to, among other things, the right of the Co-Issuers to borrow, repay and re‑borrow amounts under the Class A‑R Notes during the Class A-R Commitment Period and the appointment of the Class A‑R Note Agent as agent for the Class A‑R Noteholders, all as provided in this Agreement and in the Indenture;
WHEREAS, the Class A‑R Noteholders are willing, on the terms and subject to the conditions hereinafter set forth, to extend commitments to make advances of funds to the Co-Issuers during the Class A-R Commitment Period to fund Class A‑R Borrowings (as defined herein); and
WHEREAS, the proceeds of advances made by the Class A‑R Noteholders to fund Class A‑R Borrowings hereunder will be used by the Issuer to fund Exposure Amounts under Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations included in the Assets, including by funding the Revolver Funding Account to cover anticipated draws on any such Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations to the extent permitted or required under the Indenture, or to purchase additional Collateral Obligations.

Accordingly, in consideration of the covenants contained in this Agreement, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Indenture, which meanings shall prevail in the case of an inconsistency. As used in this Agreement, the following terms shall have the meanings specified below:
"Agency Fee": The fee payable to the Class A-R Note Agent in the amount of $5,000 per annum.
"Borrowing Request": The meaning specified in Section 3.03(a).
"Class A‑R Borrowing" or "Borrowing": The meaning specified in Section 3.02(a).
"Class A‑R Borrowing Conditions": The meaning specified in Section 5.02.
"Class A‑R Borrowing Date": Each day on which a Class A‑R Borrowing is made, which day will be a Business Day occurring during the Class A-R Commitment Period.
"Class A‑R Commitment Register": The meaning specified in Section 3.09(a).
"Class A‑R Commitment Registrar": The meaning specified in Section 3.09(b).
"Class A‑R Commitments": The commitments (whether or not utilized) of a Class A‑R Noteholder to fund a portion of each Class A‑R Borrowing pursuant to this Agreement from time to time in an aggregate amount up to but not exceeding the commitment amount set forth for such Class A‑R Noteholder in Schedule 2.01 attached hereto; provided, that each Class A‑R Commitment must be undertaken in a minimum amount of not less than U.S.$1,000,000, unless otherwise agreed by the Issuer and the Collateral Manager, and may be (i) reduced from time to time as provided in Section 3.05 and (ii) adjusted from time to time pursuant to transfers by or to a Class A‑R Noteholder as provided in Section 7.03. The aggregate amount of Class A‑R Commitments as of the date of this Agreement is U.S.$20,000,000.
"Class A‑R Initial Noteholder": Versailles Assets LLC.
"Class A‑R Note Agent": Initially, Natixis, New York Branch.
"Class A‑R Note Interest": The meaning specified in Section 3.02(d).
"Class A‑R Noteholders": The Class A‑R Initial Noteholder and each other Person who is or becomes a party to this Agreement by virtue of its acquisition of any Class A‑R Notes and constitutes a Class A‑R Noteholder under the Indenture.

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"Class A‑R Prepayment": The meaning specified in Section 3.06(a).
"Class A‑R Prepayment Notice Date": The meaning specified in Section 3.06(c).
"Class A‑R Sale and Transfer Agreement": A transfer agreement entered into by a Class A‑R Noteholder and its transferee for the transfer of Class A‑R Notes and the assignment of a relative portion of such Class A‑R Noteholder's Commitment, and delivered to the Issuer, the Trustee and the Class A‑R Note Agent, substantially in the form of Exhibit A hereto.
"Closing Date": May 28, 2015.
"Commitment Shortfall Test": A test that will be satisfied at any time (or after giving effect to any event) if there is no Commitment Shortfall at such time (or would result after giving effect to such event).
"Conduit Rating Agency": Each nationally recognized investment rating agency that is then rating the Commercial Paper Notes of any CP Conduit.
"Defaulting Holder": A Class A‑R Noteholder that has at any time failed to discharge its obligations with respect to funding Borrowings when and as required hereunder (other than failures so to fund (a) solely as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Class A‑R Borrowing Date, but only for such time as such Class A‑R Noteholder is continuing to engage in good faith discussions regarding the determination or resolution of such dispute or (b) solely as a result of a failure so to fund due to an administrative error or omission by such Class A‑R Noteholder, unless such failure continues for five Business Days after such Class A‑R Noteholder receives written notice or has actual knowledge of such administrative error or omission).
"Designated First Funding Holder": The meaning specified in Section 3.03(c).
"Downgrade Draw": The meaning specified in Section 3.07(a).
"Downgrade Draw Date": The meaning specified in Section 3.07(a).
"Exposure Amount": The meaning specified in Section 3.02(a).
"First Funding Holders": The meaning specified in Section 3.03(c).
"Guarantor": The meaning specified in Section 3.07(a).
"Pro Rata Share": With respect to any Class A‑R Noteholder on any date of determination, the ratio (expressed as percentage) of (a) such Class A‑R Noteholder's Commitment on such date to (b) the aggregate amount of Class A‑R Commitments on such date (or, if so specified, the aggregate amount of Class A-R Commitments of certain specified Class A-R Noteholders on such date).

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"Program Manager": The investment manager, administrator or funding agent (or other Person acting in a similar capacity) of a CP Conduit, as applicable.
"Request Date": The meaning specified in Section 3.03(c).
"Second Funding Holder": The meaning specified in Section 3.03(c).
"Short Settlement Commitment": The meaning specified in Section 3.03(c).
Section 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein, herein or in the Indenture), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
ARTICLE II

PURCHASE, SALE, PAYMENT AND DELIVERY
Section 2.01    Purchase, Sale, Payment and Delivery of the Class A‑R Notes on the Closing Date. (a) On the basis of the representations, warranties and agreements contained herein and in the Indenture, but subject to the terms and conditions set forth herein and in the Indenture, each of the Class A‑R Noteholders agrees to acquire from the Co-Issuers, on the Closing Date, Class A‑R Notes with a maximum principal amount (when fully funded by such Class A‑R Noteholder in accordance with this Agreement and the Indenture) as set forth for such Class A‑R Noteholder in Schedule 2.01 hereto.
(b)    The Aggregate Outstanding Amount of the Class A‑R Notes shall, at any time, evidence only the amount of Borrowings made but not repaid. Upon delivery by the Co-Issuers to each Class A‑R Noteholder of the Class A‑R Notes acquired by such Class A-R Noteholder, duly executed by the Co-Issuers and authenticated by the Trustee, such Class A-R Noteholder will be deemed to have acquired such Class A-R Noteholder's Class A‑R Notes.
(c)    Principal on the Class A Debt, other than in the case of a Class A-R Prepayment, shall be repaid in accordance with the Class A Principal Allocation Formula, and the Class A-R Commitments shall be reduced by the Class A-R Commitment Reduction Amount. Any such reduction or termination of the Class A-R Commitments shall be permanent.

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ARTICLE III

CLASS A‑R COMMITMENTS AND BORROWINGS
Section 3.01    Class A‑R Commitments. (a) Subject to the terms and conditions set forth herein, each Class A‑R Noteholder agrees to extend funds to the Issuer from time to time during the Class A-R Commitment Period to fund Class A‑R Borrowings in an aggregate amount at any one time up to but not exceeding such Class A‑R Noteholder's Class A‑R Commitment at such time.
(b)    All extensions of funds by a Class A‑R Noteholder to the Issuer to fund Class A‑R Borrowings shall be evidenced by an increase in the Aggregate Outstanding Amount of the Class A‑R Notes held by such Class A‑R Noteholder in an amount equal to each such funding.
(c)    Within the foregoing limits and subject to the terms and conditions set forth herein and in the Indenture, the Issuer may borrow, prepay and re‑borrow funds under the Class A‑R Commitments on a revolving basis during the Class A-R Commitment Period.
Section 3.02    Class A‑R Borrowings. (a) The Issuer, or the Collateral Manager acting on behalf of the Issuer, shall be permitted to request Borrowings, on a revolving basis and in U.S. dollars hereunder (each borrowing made under this Agreement, including any borrowing made by depositing funds in a Class A-R Rating Requirement Funding Subaccount pursuant to Section 3.07, a "Class A‑R Borrowing" or "Borrowing") (i) on any Business Day during the Reinvestment Period (A) to fund the purchase of additional Collateral Obligations and (B) fund anticipated draws relating to Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations (any such draws, an "Exposure Amount")), (ii) on any Business Day after the last day of the Reinvestment Period and prior to the end of the Class A-R Commitment Period, to fund Exposure Amounts relating to Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations and to acquire Collateral Obligations pursuant to commitments entered into by the Issuer prior to the last day of the Reinvestment Period and (iii) on any Business Day a Class A-R Noteholder is required to fund a Downgrade Draw pursuant to Section 3.07(a), in order to fund such Class A-R Rating Requirement Funding Subaccount in the amount of such Downgrade Draw.
(b)    Except as provided in Section 3.07(a) and any Borrowing made pursuant to clause (a)(iii) above, each Class A‑R Borrowing shall be made pro rata from each Class A‑R Noteholder in accordance with its Pro Rata Share. The failure of any Class A‑R Noteholder to extend funds required to be advanced by it shall not relieve any other Class A‑R Noteholder of its obligations hereunder; provided, that the Class A‑R Commitments constitute several and separate, not joint, obligations and no Class A‑R Noteholder shall be responsible for any other Class A‑R Noteholder's failure to advance funds as so required.
(c)    Each Class A‑R Noteholder at its option may fund its Pro Rata Share of any Borrowing by causing any domestic or foreign branch or Affiliate of such Class A‑R Noteholder to make such funding; provided that any exercise of such option shall not affect the obligation of such Class A‑R Noteholder to fund its Pro Rata Share of any Borrowing on the specified Class A‑R Borrowing Date or the date of a Downgrade Draw or the obligation of the Issuer to repay such

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Borrowing in accordance with the terms of this Agreement. Any Class A‑R Borrowing pursuant to Section 3.02(a) (other than a Short Settlement Borrowing) shall be in a minimum amount of U.S. $1,000,000 or any integral multiple of U.S. $10,000 in excess thereof (or the remaining available amount of the Aggregate Undrawn Amount if such remaining amount is less than U.S. $1,000,000).
(a)    Interest shall accrue on the drawn balance of the Class A‑R Notes at the applicable Class A-R Note Interest Rate as set forth in the Indenture. With respect to any Distribution Date, interest on the drawn balance of the Class A‑R Notes (the "Class A‑R Note Interest") will be an amount payable in arrears equal to the sum of (x)(i) the product of (A) the Aggregate Outstanding Amount of the Class A-R Notes (as determined daily for each day during each Interest Accrual Period with respect to such Distribution Date, but not including any portion of the aggregate principal amount of the Class A-R Notes that represent any Borrowing the proceeds of which are deposited into the Class A-R Rating Requirement Funding Account (for so long as such proceeds remain on deposit therein)), (B) the Class A-R Note Interest Rate applicable to such portion of the Aggregate Outstanding Amount of the Class A-R Notes and (C) the actual number of days elapsed in such Interest Accrual Period, divided by (ii) 360 and (y)(i) the product of (A) the Aggregate Outstanding Amount of the Class A-R Notes that represent any Borrowing the proceeds of which are deposited into the Class A-R Rating Requirement Funding Account (for so long as such proceeds remain on deposit therein) (as determined daily for each day during each Interest Accrual Period with respect to such Distribution Date) and (B) the Class A-R Note Interest Rate applicable to such portion of the Aggregate Outstanding Amount of the Class A-R Notes, divided by (ii) 360; provided that with respect to each Class A-R Noteholder, the Class A-R Note Interest Rate shall be calculated by the Class A-R Note Agent and payable separately by the Paying Agent as set forth in the Indenture. The Class A-R Note Agent shall notify the Trustee and any Paying Agent of the Class A-R Note Interest payable on any Distribution Date to each Class A-R Noteholder. The interest accrued on the portion of the outstanding principal balance of the Class A‑R Notes from a Borrowing made after the end of the Collection Period for the relevant Distribution Date will not be payable on that Distribution Date, but instead will be payable on the next Distribution Date.
Section 3.03    Requests for Borrowings. (a) To request a Borrowing (other than in respect of a Downgrade Draw), the Issuer (or the Collateral Manager on behalf of the Issuer) shall notify the Class A‑R Note Agent (with a copy to the Trustee) of such request, by electronic messaging system, in the form attached hereto as Exhibit B and signed by the Issuer or an Authorized Officer of the Collateral Manager on behalf of the Issuer (a "Borrowing Request") by not later than 1:00 p.m. (New York time) on the third Business Day immediately preceding a Class A‑R Borrowing Date or such shorter notice as is acceptable to the Class A-R Note Agent; provided that, the Issuer may, on any Business Day prior to the end of the Class A-R Commitment Period, notify the Class A-R Note Agent (with a copy to the Trustee) of a proposed Short Settlement Borrowing that is necessary to fund a same day funding requirement, not later than 10:00 a.m. (New York time) on the date of the proposed Short Settlement Borrowing (which shall be a Business Day); provided, further, that within one Business Day of the Issuer receiving notice of a Class A-R Noteholder's failure to satisfy the Rating Requirement a Borrowing Request must be delivered to such Class A-R Noteholder, and such Class A-R Noteholder must fund a Downgrade Draw within 30 Business Days, unless the Rating Requirement is again satisfied prior thereto. Promptly following receipt of a request for a Borrowing, the Class A-R Note Agent shall forward by fax or electronic mail to

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each Class A-R Noteholder (with a copy to the Trustee) a copy of such request. Each such electronic Borrowing Request shall be irrevocable. Each such Borrowing Request shall specify the following information:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the Borrowing Date;
(iii)    the Aggregate Outstanding Amount of the Class A-R Notes both before and after giving effect to such Borrowing; and
(iv)    whether such requested Borrowing would be a Short Settlement Borrowing.
(b)    The Issuer may request a Borrowing only if the Class A-R Borrowing Conditions are satisfied.
(c)    Each Class A-R Noteholder that has agreed to fund Borrowings on a same day basis (a "Designated First Funding Holder") in accordance with the commitment amounts set forth on Schedule 2.02 attached hereto (each such commitment, a "Short Settlement Commitment") shall fund a Short Settlement Borrowing on a same day basis. Any other Class A-R Noteholder shall not be obligated to do so. Any Designated First Funding Holder may, from time to time, in its sole discretion, agree with the Issuer, the Collateral Manager and the Class A-R Note Agent to increase its Short Settlement Commitment. Any such increased Short Settlement Commitment shall be reflected on an amended Schedule 2.02 that shall be attached to this Agreement by the Class A-R Note Agent. With respect to any Borrowing Request for a Short Settlement Borrowing: (a) as to any Class A-R Noteholder that has no Short Settlement Commitment (any such Class A-R Noteholder, a "Second Funding Holder"), such Borrowing Request shall be deemed to be a request for a Borrowing no later than three Business Days after the date of receipt of such Borrowing Request by the Trustee and the Class A-R Note Agent (the date of receipt being the "Request Date"); (b) the Class A-R Note Agent shall by 11:00 a.m. (New York time) on the Request Date notify each Class A-R Noteholder that has a Short Settlement Commitment (collectively, the "First Funding Holders") of the amount of such Short Settlement Borrowing to be funded by such First Funding Holder (determined as provided in the following clause (c)); (c) each First Funding Holder shall on the Request Date make an advance in respect of such Short Settlement Borrowing in an amount equal to the least of (x) such First Funding Holder's unfunded Class A-R Commitment, (y) such First Funding Holder's unfunded Short Settlement Commitment and (z) such First Funding Holder's Pro Rata Share of the requested amount of such Short Settlement Borrowing (determined according to the Class A-R Commitments of all First Funding Holders) (provided that, if the limitations specified in the foregoing clauses (x) or (y) would result in the total amount of such Short Settlement Borrowing funded on the Request Date being less than the amount specified in the related Borrowing Request, the total amount of such Short Settlement Borrowing funded on the Request Date shall be reduced accordingly); (d) each Second Funding Holder will on the date three Business Days after the Request Date make an advance in an amount equal to such Second Funding Holder's Pro Rata Share of the total Borrowing originally requested in the related Borrowing Request (determined according to the Class A-R Commitments of all Class A-R Noteholders), and the proceeds received by the Issuer from all such Second Funding Holders shall on the date received be applied in

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accordance with the written instructions of the Class A-R Note Agent to reimburse any First Funding Holder the principal amount that it advanced in excess of its Pro Rata Share of the total Borrowing originally requested in the related Borrowing Request (determined according to the Class A-R Commitments of all Class A-R Noteholders) prior to any other permitted application by the Issuer; and (e) if any Second Funding Holder fails to fund the Borrowing contemplated by the foregoing clause (a), each other Second Funding Holder shall forthwith purchase (for cash at face value plus accrued interest and Class A-R Commitment Fees) participations in the advances, if any, made by each First Funding Holder as part of such Short Settlement Borrowing, together with any related claims for interest and Class A-R Commitment Fees, to the extent necessary so that the total Borrowings funded under the related Borrowing Request, together with related claims for interest and Class A-R Commitment Fees, shall be held by all Class A-R Noteholders (other than such Second Funding Holder that fails to fund any such Borrowing as required) ratably in accordance with their respective Pro Rata Shares. The aggregate amount of Short Settlement Borrowings outstanding at any given time shall not exceed U.S.$5,000,000.
(d)    Upon receipt of its copy of a Borrowing Request and, as applicable, upon receipt of notice that amounts have been withdrawn from the Class A-R Rating Requirement Funding Account in response to a Borrowing Request, the Calculation Agent shall determine LIBOR applicable to such Borrowing from a Class A-R Noteholder that is not a CP Conduit, such determination to be conclusive absent manifest error.
(e)    The obligation of each Class A-R Noteholder to fund a Borrowing terminates on the earliest to occur of (x) an Event of Default as described in clause (c), (e) or (f) of the definition thereof, (y) the sale, foreclosure, liquidation or other disposition of all of the Assets pursuant to an Event of Default and (z) the termination, expiration or reduction to zero of the aggregate amount of the Class A-R Commitments.
Section 3.04    Funding of Borrowings. Subject to Sections 3.07(d) and 5.02 and except with respect to Borrowings made upon a Downgrade Draw and deposited in a Class A-R Rating Requirement Funding Account for so long as such amounts remain on deposit therein, each Class A‑R Noteholder shall fund its Pro Rata Share of each Borrowing requested by the Issuer hereunder by wire transfer of immediately available funds by 3:00 p.m. (New York time) on the applicable Class A-R Borrowing Date, to a specified Account under the Indenture.
Section 3.05    Termination and Reduction of Commitments. (a) The total Class A‑R Commitments (and the Class A-R Commitments of each Class A-R Noteholder) shall automatically be reduced to zero and terminate at the close of business (New York time) on the last day of the Class A-R Commitment Period (or, if earlier, the date on which the Class A‑R Notes are optionally redeemed by the Issuer pursuant to Article IX of the Indenture or reduced to zero pursuant to clause (d) below).
(b)    On each Distribution Date occurring after the end of the Reinvestment Period, but during the Class A-R Commitment Period (and after giving effect to the payment made under the Priority of Distributions on such date), the total Class A-R Commitments shall be reduced automatically to an amount equal to (i) the Aggregate Outstanding Amount of all Class A-R Notes less the amount of funds deposited into the Class A-R Rating Requirement Funding Account (for

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so long as such proceeds remain on deposit therein) plus (ii) the Unfunded Amount (which shall be determined including any Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations that the Issuer entered into binding commitments before the end of the Reinvestment Period to purchase after the end of the Reinvestment Period), but only to the extent that such reduction does not result in a Commitment Shortfall.
(c)    The Class A-R Commitments shall be permanently reduced in part by the amount of each payment of principal applied to the Class A-R Notes pursuant to the Priority of Distribution in connection with (i) a Mandatory Redemption or Special Redemption or (ii) on a Post-Acceleration Distribution Date, so long as no Commitment Shortfall would result.
(d)    At the option of the Collateral Manager on behalf of the Issuer by written notice to the Class A-R Note Agent, the Class A-R Commitments may be reduced in whole or in part, on any day after the end of the Non-Call Period to the extent that, after giving effect to such reduction and any Class A-R Prepayment made on such date, (i) the Commitment Shortfall Test is satisfied and (b) each of the Coverage Tests, Collateral Quality Test and Concentration Limitations are satisfied, or if any such test is not satisfied prior to giving effect to such reduction, compliance with such test is maintained or improved. In the event that such optional reduction described herein results in the Aggregate Outstanding Amount of the Class A-R Notes exceeding the Class A-R Commitments, any such excess portion, once repaid, shall not be available for re-borrowing.
(e)    Any termination or reduction of the Class A‑R Commitments shall be permanent. Each reduction of the Class A‑R Commitments shall be made ratably among the Class A‑R Noteholders in accordance with their respective Pro Rata Shares. For the avoidance of doubt, once the Class A-R Commitments have been reduced to zero or terminated, there will be no requirement that the Class A-R Noteholder or transferee of a Class A-R Note satisfy the Rating Requirement.
(f)    No termination or reduction of the Class A‑R Commitments shall occur except as permitted under clause (a), (b), (c), (d) or (e) of this Section 3.05.
(g)    The Collateral Manager shall provide the Class A‑R Note Agent with no less than one Business Day's prior written notice of any reduction in the Class A‑R Commitments pursuant to clause (d) above.
Section 3.06    Prepayment of Borrowings. (a) Subject to Section 3.07(b)(ii), and upon the terms and subject to the conditions of this Section 3.06, during the Reinvestment Period, the Co-Issuers, at the direction of the Collateral Manager, shall have the right to prepay the Class A‑R Notes (in whole or in part) together with accrued interest thereon (each, a "Class A-R Prepayment") on (i) any Distribution Date from Interest Proceeds or Principal Proceeds, in accordance with, and as specifically provided for in, the Priority of Distributions or (ii) any Interim Distribution Date other than during a Stub Period, in each case subject to the satisfaction (after giving effect to such Class A-R Prepayment) of each Coverage Test and the other conditions specified in this Section 3.06, at the option of the Collateral Manager (on behalf of the Issuer), from Principal Proceeds upon not less than three Business Days' notice to the Class A-R Note Agent and the Trustee (and any such notice may be revoked on or prior to two Business Days prior to such date). On any such Interim

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Distribution Date, at the direction of the Collateral Manager, the Trustee shall transfer the amount of the Class A-R Prepayment from the Collection Account to the Payment Account and shall apply such amount to repay the principal of the Class A-R Notes on a pro rata basis. Any Class A-R Note Additional Amounts shall be paid (x) in the case of a Class A-R Prepayment on an Interim Distribution Date, on the Distribution Date next succeeding the Collection Period in which such Interim Distribution Date occurs and (y) in the case of a failed Borrowing, on the Distribution Date following the Collection Period in which such failed Borrowing occurs, in each case pursuant to the Priority of Distributions. Notwithstanding the foregoing, the Issuer shall not be required to compensate any Holder for any loss incurred more than six months prior to the date that such Class A-R Noteholder notifies the Issuer of the Break Funding Event or Class A-R Note Increased Costs giving rise to such loss and of such Class A-R Noteholder's intention to claim compensation therefor. In addition, if such notice and the certificate required pursuant to Section 3.08(d) are not delivered to the Issuer, the Collateral Manager and the Trustee at least two Business Days prior to a Distribution Date in the case of a Break Funding Event or ten Business Days prior to a Distribution Date in the case of Class A-R Note Increased Costs, payment of such Class A-R Note Additional Amounts shall be made on the next succeeding Distribution Date.
(b)    The aggregate principal amount of any Class A-R Prepayment (taken as a whole) shall be at least U.S.$1,000,000 (and integral multiples of U.S.$10,000, in excess thereof) (or if the aggregate drawn amount is less than U.S.$1,000,000, such lesser amount), unless otherwise agreed to, in writing (which includes via email) by all of the Class A-R Noteholders. Any Class A-R Prepayment shall be made by the Issuer pro rata according to the Aggregate Outstanding Amount of the Class A-R Notes.
(c)    In order to effect a Class A-R Prepayment, the Collateral Manager shall give not less than three Business Days' notice (such Business Day, the "Class A-R Prepayment Notice Date") thereof in the form attached hereto as Exhibit C to the Trustee and the Class A-R Note Agent. Such notice shall specify the Business Day on which such Class A-R Prepayment shall occur, the amount of such Class A-R Prepayment (being a stated amount, subject to the limitation referred to above) and whether a draw made on the Class A-R Notes during the same Interest Accrual Period is being repaid. The Class A-R Note Agent shall give a copy of such notice or other facsimile transmission to each Class A-R Noteholder at its address in the Class A-R Commitment Register.
(d)    After any such notice referred to in clause (c) is given, the amount of such Class A-R Prepayment shall be payable by 11:00 a.m. on the date specified in such notice, provided that such notice may be revoked on or prior to two Business Days prior to such date.
(e)    The amount of any Class A-R Prepayment shall reduce the Aggregate Outstanding Amount of the Class A-R Notes and increase the Aggregate Undrawn Amount by a corresponding amount, but shall not reduce the Class A-R Commitments.
(f)    Accrued interest on the principal amount of the Class A-R Notes so repaid in any Class A-R Prepayment shall be paid to the Class A-R Noteholders at the time of such Class A-R Prepayment.

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Section 3.07    Procedures with Respect to Rating Requirement.
(a)    Each Class A-R Noteholder shall be required to satisfy the Rating Requirement during the Class A-R Commitment Period. If any Class A-R Noteholder or a Guarantor, if any, fails to satisfy the Rating Requirement during the Class A-R Commitment Period, such Class A-R Noteholder or Guarantor, if any, shall be required, within 30 Business Days after such failure (a "Downgrade Draw Date"), to fully fund a Borrowing in the amount of such Class A-R Noteholder's pro rata share of the Aggregate Undrawn Amount (a "Downgrade Draw") to be deposited in a subaccount of the Class A-R Rating Requirement Funding Account in accordance with the provisions set forth in Sections 3.4(d) and 10.3(j) of the Indenture. If within 30 Business Days after a Ratings Trigger Event (unless such Class A-R Noteholder or Guarantor, if any, satisfies the Rating Requirement within 30 days of such failure), such Class A-R Noteholder or Guarantor, if any, has failed to either (i) transfer all of its rights and obligations in respect of its Class A-R Notes to a purchaser that satisfies the Rating Requirement and that is eligible to purchase such Notes under the terms hereof and the Indenture, as applicable, (ii) have all of its obligations and commitments hereunder unconditionally guaranteed by an institution which satisfies the Rating Requirement (any such entity, a "Guarantor"), or (iii) fund the Borrowing or cause to be funded the Borrowing referred to above, the Issuer shall have the right hereunder, and shall be obligated to use reasonable efforts to replace such Class A-R Noteholder or Guarantor (at the cost of such Class A-R Noteholder), if any, with another entity that meets the Rating Requirement (by requiring the replaced Class A-R Noteholder or Guarantor, if any, of the Class A-R Notes to transfer all of its rights and obligations in respect of such Notes to the transferee entity). Each of the Trustee, the Class A-R Note Agent and the Class A-R Noteholder being replaced agree to cooperate with all reasonable requests of the Issuer for the purpose of effecting such transfer.
(b)    From and after the date on which a Class A-R Noteholder funds a Borrowing, the proceeds of which are deposited into its Class A-R Rating Requirement Funding Subaccount and until the earliest to occur of (a) the assignment by such Class A-R Noteholder of all of its rights and obligations under the Class A-R Notes and this Agreement, (b) the satisfaction by such Class A-R Noteholder of the Rating Requirement, (c) the Stated Maturity of the Class A-R Notes and (d) the date of the permanent reduction of the Class A-R Commitments to zero, the Borrowing deposited in such Class A-R Rating Requirement Funding Subaccount in connection with a Downgrade Draw shall be applied in accordance with the following:
(i)    On any date on which such Class A-R Noteholder is required to fund its Pro Rata Share of any Borrowing Request, amounts which would otherwise have been drawn on such Class A-R Noteholder's Class A-R Note pursuant to Section 3.02 absent such Downgrade Draw shall instead be transferred by the Trustee, at the direction of the Issuer or the Collateral Manager, on the Issuer's behalf, from such Class A-R Noteholder's Class A-R Rating Requirement Funding Subaccount to be applied in accordance with the Indenture, whereupon interest shall accrue thereon at a rate equal to the applicable Note Interest Rate in accordance with the Indenture.
(ii)    On any date on which a Borrowing (other than a Borrowing in respect of a Downgrade Draw, so long as such funds remain on deposit in the Class A-R Rating

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Requirement Funding Account) is repayable to such Class A-R Noteholder pursuant to Section 3.06, such repayment shall instead be deposited to the applicable Class A-R Rating Requirement Funding Subaccount and be available to fund future Borrowings as described in Section 3.07(b)(i) above, whereupon interest shall continue to accrue thereon at the applicable Class A-R Note Interest Rate.
(iii)    Funds on deposit in or credited to the Class A-R Rating Requirement Funding Account shall be invested by the Trustee, at the direction of the Class A-R Note Agent, in securities selected by the Class A-R Note Agent which satisfy the definition of Eligible Investments having a maturity on the day following the date of acquisition thereof. Absent any such direction from the Class A-R Note Agent, the amounts on deposit in any Class A-R Rating Requirement Funding Subaccount will be invested in Eligible Investments specified by the Collateral Manager in accordance with Section 10.6 of the Indenture pending the application of such funds in accordance with the terms hereof and the Indenture.
(c)    The Issuer, or the Collateral Manager on the Issuer's behalf, shall have the right to cause a transfer of any Class A-R Note held by a Class A-R Noteholder that fails to satisfy the Rating Requirement and that has not made a Downgrade Draw pursuant to Section 3.07(a) (and the related Class A-R Commitment) to a transferee who, or whose Guarantor, if any, satisfies the Rating Requirement (and the related Class A-R Noteholder agrees to take all necessary and reasonably requested action to facilitate such transfer and assignment); provided that in connection with such transfer, the transferring Class A-R Noteholder shall receive payment in cash for its Class A-R Notes in an amount at least equal to the Aggregate Outstanding Amount thereof plus any accrued but unpaid Class A-R Note Interest and Class A-R Commitment Fees thereon and any due and unpaid Class A-R Note Additional Amounts, unless such transferring Class A-R Noteholder provides its written consent (in its sole discretion) to receive a lesser amount; provided, further, if the Class A-R Note Agent has advanced amounts on behalf of the related Class A-R Noteholder pursuant to Section 3.04 of this Agreement and has not been reimbursed in full for such advance (including in respect of any interest accrued thereon), such transfer shall not be made without the written consent of the Class A-R Note Agent (in its sole discretion). For the avoidance of doubt, the Class A-R Note Agent shall have no obligation to advance amounts on behalf of a Class A-R Noteholder without its written consent (in its sole discretion).
(d)    Any Class A-R Noteholder that no longer satisfies the Rating Requirement at any time during the Reinvestment Period or defaults in its obligation to fund its Pro Rata Share of any Class A-R Borrowing shall (i) promptly give written notice of such fact to the Issuer, the Collateral Manager, the Class A-R Note Agent, the Trustee, Moody's and S&P and (ii) in the case of a failure to satisfy the Rating Requirement, comply with clause (a) of this Section 3.07 within 30 days after the date on which such Class A-R Noteholder first fails to satisfy the Rating Requirement.
(e)    Any Borrowings made by a Class A-R Noteholder to be deposited in a Class A-R Rating Requirement Funding Subaccount in connection with a Downgrade Draw pursuant to Section 3.07(a), along with any interest accumulated up to that date, shall be released by the Trustee, at the direction of the Collateral Manager, to the Class A-R Noteholder promptly following notice

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of the earlier to occur of (i) the transfer by the Class A-R Noteholder of its Class A-R Note to one or more eligible transferees under Section 7.03(b), or (ii) the date on which the Class A-R Noteholder satisfies the Rating Requirement.
(f)    If, at any time prior to the termination in full of its Class A-R Commitments in accordance with this Agreement, a Class A-R Noteholder becomes a Defaulting Holder, the Issuer (or the Collateral Manager on its behalf) shall have the right to require such Class A-R Noteholder to assign and, at the Issuer's request in such circumstances, such Class A-R Noteholder shall assign all of its rights and obligations hereunder and under the Indenture, with such Class A-R Noteholder bearing all out‑of‑pocket costs and expenses relating thereto, as promptly as practicable to one or more Persons designated by the Issuer or the Collateral Manager on its behalf that satisfies the Rating Requirement; provided, that in connection with such transfer, the transferring Class A-R Noteholder shall receive payment in cash for its Class A-R Notes in an amount at least equal to the Aggregate Outstanding Amount thereof plus any accrued but unpaid Class A-R Note Interest and Class A-R Commitment Fees thereon and any due and unpaid Class A-R Note Additional Amounts, unless such transferring Class A-R Noteholder provides its written consent (in its sole discretion) to receive a lesser amount; provided, further that so long as such Defaulting Holder has not been replaced by another holder that meets the Rating Requirement and satisfies such Defaulting Holder's failed funding obligation, any payments of principal of or interest on any Class A-R Note held by such Defaulting Holder, and any payments of Class A-R Commitment Fees otherwise payable to such Defaulting Holder, shall be remitted to a subaccount of the Class A-R Rating Requirement Funding Account and held to secure the obligation of such Defaulting Holder to fund Borrowings, and applied to fund such Borrowings. In addition, the Issuer may apply Principal Proceeds (including Sale Proceeds) as provided under the Indenture to the extent that the Issuer has entered into commitments on transactions for which trades have been entered into but not settled or is required to fund any unfunded commitment with respect to a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and there are insufficient funds for that purpose on deposit in the Revolver Funding Account.  Nothing herein shall be deemed to relieve any Class A-R Noteholder from its obligations to fulfill its commitments hereunder or to prejudice any rights which the Issuer (or the Collateral Manager on behalf of the Issuer) may have against a Class A-R Noteholder as a result of any such default by such Class A-R Noteholder hereunder.  Any assignment of a Class A-R Noteholder's interest in a Class A-R Note must comply with Section 7.03 hereof.
(g)    Neither the Trustee nor the Class A-R Note Agent shall have any obligation to monitor whether any Class A-R Noteholder, transferee or Guarantor satisfies the Rating Requirement or, in the event that any such person fails to satisfy such criteria, to determine whether such person has complied with the requirements of the Indenture and this Agreement with respect thereto.
Section 3.08    Class A-R Commitment Fee; Breakage Costs. (a) The Class A-R Commitment Fees shall accrue on the Aggregate Undrawn Amount for each day from and including the Closing Date to but excluding the date the Class A-R Commitments terminate, expire or are permanently reduced to zero and shall be payable by the Co-Issuers in arrears on each Distribution Date as and to the extent provided in Section 11.1 of the Indenture. The Class A-R Commitment

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Fees shall accrue for each day from and including the first day of each Collection Period to and including the last day of such Collection Period.
(b) The amount of the Class A-R Commitment Fees due and payable on each Distribution Date shall be equal to the accrued and unpaid Class A-R Commitment Fees as of the corresponding Determination Date in respect of such Distribution Date. The Class A-R Commitment Fee shall rank pari passu with the payment of interest on the Class A Debt. Class A-R Commitment Fees are computed on the basis of a 360 day year and the actual number of days elapsed. Interest at the highest rate then applicable to the Class A-R Notes (or, if there are no Borrowings then outstanding, at the Base Rate) shall accrue on the portion of any Class A-R Commitment Fee payable to the Class A-R Noteholders that is not paid when due.
(c) If the Issuer (i) pays any principal of any Borrowing on any date other than a Distribution Date (whether in connection with a Class A-R Prepayment, due to acceleration or otherwise), (ii) fails to effect a Borrowing on the scheduled date therefor after having submitted a Borrowing Request to the Class A-R Note Agent in accordance with Section 3.03 or (iii) fails to prepay any Class A-R Note after notice thereof has been given in accordance with Section 3.06 and not revoked as permitted by this Agreement, then upon demand therefor from any Class A-R Noteholder, any Breakage Costs, shall be payable by the Issuer on the next Distribution Date pursuant to the Priority of Distributions. Notwithstanding the foregoing, the Issuer shall not be required to compensate any Class A-R Noteholder for any loss incurred more than six months prior to the date that such Class A-R Noteholder notifies the Issuer of the Break Funding Event giving rise to such loss or any Class A-R Note Increased Costs and of such Class A-R Noteholder's intention to claim compensation therefor.
(d) A certificate of any Class A-R Noteholder setting forth any amount or amounts that such Class A-R Noteholder is entitled to receive pursuant to this Section 3.08, and the calculation of such amount or amounts, shall be delivered to the Co-Issuers, the Trustee and the Class A-R Note Agent and shall be conclusive absent manifest error.
Section 3.09    Class A-R Commitment Register. (a) The Issuer shall cause to be kept a register (the "Class A-R Commitment Register") in which, subject to such reasonable procedures as it may prescribe, the Issuer shall provide for the recording and registering of the following information with respect to each Class A-R Noteholder:
(i)    the name, notice details, wiring instructions and taxpayer identification number of such Class A-R Noteholder, together with the names of the authorized representatives of such Class A-R Noteholder and their mailing address, electronic mail address, telephone and facsimile numbers;
(ii)    the Aggregate Outstanding Amount and stated interest of Class A-R Notes held by such Class A-R Noteholder, the aggregate amount of related Commitment of such Class A-R Noteholder and the amount (if any) of any Borrowing, the proceeds of which are deposited into a Class A-R Rating Requirement Funding Subaccount with respect to such Class A-R Noteholder (for so long as such proceeds remain on deposit therein);

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(iii)    the date upon which such Class A-R Noteholder became a holder of such Class A-R Notes; and
(iv)    whether such Class A-R Noteholder is a Defaulting Holder.
(b)    The Trustee, in its capacity as Registrar pursuant to the Indenture, shall act as the "Class A-R Commitment Registrar" for the purpose of registering and recording the information described in clauses (i) through (iv) above, provided that the Class A-R Note Agent shall maintain a duplicate register and shall, on an ongoing basis, provide all information in its possession necessary for the Trustee to perform its duties pursuant to the Indenture.
(c)    The Class A-R Note Agent shall provide the Trustee any information necessary so that the Trustee may update the information contained in the Class A-R Commitment Register (as identified in items (a)(i) through (iv) above) upon (i) the transfer of any Class A-R Note, (ii) each Borrowing, (iii) each prepayment or repayment of a Borrowing, (iv) each reduction in the Class A-R Commitments and (v) the receipt of written notice confirming a change in the notice details or the authorized representatives of any Class A-R Noteholder.
(d)    Absent manifest error, the information contained in the Class A-R Commitment Register will be prima facie evidence of the rights and obligations of each Class A-R Noteholder with respect to its Class A-R Commitment and the Class A-R Notes held by such Class A-R Noteholder.
(e)    Upon request at any time, the Class A-R Commitment Registrar shall provide to the Registrar, the Class A-R Note Agent, the Issuer and the Collateral Manager a copy of the information contained in the Class A-R Commitment Register and, upon request at any time by a Class A-R Noteholder, the Class A-R Commitment Registrar shall provide such Class A-R Noteholder a copy of the information contained in the Class A-R Commitment Register relating to its Class A-R Commitment and the Class A-R Notes held by such Class A-R Noteholder.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties. Each of the Co-Issuers represents and warrants to the Class A-R Noteholders, the Class A-R Note Agent and the Trustee that:
(b)    It is (i) an exempted company incorporated with limited liability and validly existing and in good standing under the law of the Cayman Islands (in the case of the Issuer) and (ii) a limited liability company duly formed and validly existing and in good standing under the law of the State of Delaware (in the case of the Co-Issuer).
(c)    It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

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(d)    Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.
(e)    All governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with.
(f)    Its obligations under this Agreement and the Indenture, when executed by all parties, as applicable, constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(g)    There is not pending or, to its knowledge, threatened against it, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or the Indenture or its ability to perform its obligations under this Agreement or the Indenture.
(h)    Assuming (i) that all representations and warranties of the Class A-R Noteholders in clauses (c), (i) and (l) of Section 4.02 of this Agreement are true and correct and assuming compliance by each such Class A-R Noteholder with applicable transfer restriction provisions and other provisions herein and in the Indenture and (ii) that all representations and warranties of all of the holders of the Notes in the Indenture (whether deemed or delivered in any representation letter required under the Indenture) relating to their status under Section 3(c)(7) of the Investment Company Act of 1940, as amended, and the related rules and regulations are true and correct and assuming compliance by each Holder of Notes with applicable transfer restriction provisions and other provisions in the Indenture, it is not required to register as an investment company under the Investment Company Act of 1940, as amended.
(i)    As of the Closing Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated on each date on which an Asset is Granted to the Trustee under the Indenture) each payment of principal or interest with respect to the Class A-R Notes made under this Agreement and the Indenture will have been made (i) in payment of a debt incurred by the Co-Issuers in the ordinary course of business or financial affairs of the Co-Issuers and (ii) in the ordinary course of business or financial affairs of the Co-Issuers.

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Section 4.02    Several Representations of Each Class A-R Noteholder. Each Class A-R Noteholder severally represents and warrants (as to itself only) to the Issuer, the Co-Issuer and the Class A-R Note Agent, as of the date hereof (in the case of the Class A-R Initial Noteholder), as of the date each transferee becomes a Class A-R Noteholder in accordance with Section 7.03 hereof (in the case of each other Class A-R Noteholder) and as of the date of each Borrowing, that:
(f)    In connection with its purchase of the Class A-R Notes: (i) none of the Co-Issuers, the Trustee, the Collateral Administrator, the Class A-R Note Agent, the Collateral Manager, the Placement Agent or any of their respective affiliates are acting as a fiduciary (except to the extent specifically set forth in the Indenture) or financial or investment adviser for it; (ii) it is not relying on any written or oral advice, counsel or representations of the Co-Issuers, the Trustee, the Collateral Administrator, the Class A-R Note Agent, the Collateral Manager, the Placement Agent or any of their respective affiliates other than in the Offering Circular, if applicable; (iii) it has read and understands the Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Class A-R Notes are being issued and the risks to purchasers thereof); (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and has made its own investment decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Trustee, the Collateral Administrator, the Class A-R Note Agent, the Collateral Manager, the Placement Agent or any of their respective affiliates; and (v) it is a sophisticated investor and is purchasing the Class A-R Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.
(g)    It is not a member of the public of the Cayman Islands.
(h)    It is, and on each date that it purchases or funds its Class A-R Commitment hereunder it will be (i) both a "qualified institutional buyer" as defined in Rule 144A under the Securities Act and a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act ("Qualified Purchaser") or (ii) both an institutional accredited investor meeting the requirements of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a Qualified Purchaser.
(i)    On each day from the date on which it acquires its interest in the Class A-R Notes through and including the date on which it disposes of its interest in such Notes that either (i) it is neither a Plan nor any entity whose underlying assets are treated as "plan assets" by reason of such Plan's investment in the entity for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) its purchase, holding and disposition of any such Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation of any substantially similar law). Any purported transfer of a Class A-R Note or interest therein that does not comply with the foregoing representations shall be null and void ab initio.

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(j)    It will treat the Issuer, the Co-Issuer and the Class A-R Notes as described in the "Certain U.S. Federal Income Tax Considerations" section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law. It understands that it is the intent of the Issuer that, for U.S. federal, state and local income tax purposes, the Issuer be treated as a disregarded entity and the Class A-R Notes (to the extent of Borrowings outstanding on the Closing Date) be treated as indebtedness, and it agrees (i) to treat the Issuer as a disregarded entity for U.S. federal, state and local income tax purposes and further agrees for so long as a single person owns all of the equity in the Issuer for U.S. federal income tax purposes, not to take any action inconsistent with such treatment and (ii) to treat the Class A-R Notes as indebtedness for U.S. federal, state and local income tax purposes and further agrees not to take any action inconsistent with such treatment. In the event that the equity interests in the Issuer are held by more than a single person for U.S. federal income tax purposes, it agrees to treat the Issuer as a partnership for U.S. federal, state and local income tax purposes.
(k)    It will timely furnish the Issuer and its agents with any tax certifications, information or documentation (including, without limitation, IRS Form W-9 or the applicable IRS Form W-8, or any successors to such IRS forms) that the Issuer or its agents reasonably request (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which they receive payments, and (C) to enable the Issuer or its agents to satisfy reporting and other obligations under any applicable law or regulation, and will update or replace such certifications, information, and documentation in accordance with its terms or subsequent amendments. It acknowledges that the failure to provide, update or replace any such certifications, information, and documentation may result in the imposition of withholding or back-up withholding on payments to such Holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to the Holder by the Issuer.
(l)    It will provide the Issuer and its agents with any correct, complete and accurate information, and will take any other actions, that may be required for the Issuer (or its sole owner) to comply with FATCA or necessary to provide the Cayman Islands Tax Information Authority pursuant to the Tax Information Authority (International Tax Compliance) (United Kingdom) Regulations, 2014 (as amended from time to time) and/or to avoid the imposition of tax under FATCA on any payment to the Issuer or to or for the benefit of the Holders and/or in the event the Holder fails to provide such information or take such actions or in the event that its ownership of any Class A-R Notes would otherwise cause the Issuer (or its sole owner) to be subject to withholding tax under FATCA or otherwise not to comply with FATCA, (A) the Issuer is authorized to withhold under FATCA, and (B) to the extent necessary to avoid an adverse effect on the Issuer (or its sole owner) as a result of such failure or its ownership of Class A-R Notes, the Issuer will have the right to compel the Holder to sell its Class A-R Notes and, if such Holder does not sell its Class A-R Notes within ten business days after notice from the Issuer or an agent of the Issuer, to sell such Class A-R Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Holder as payment in full for such Class A-R Notes. The Issuer may also assign each such Class A-R Note a separate CUSIP number in the Issuer's sole

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discretion. It agrees and represents that the Issuer and/or the Trustee or their agents or representatives may (1) provide any information and documentation provided to them in connection with FATCA and any other information concerning its investment in such Notes to the Cayman Islands Tax Information Authority, the U.S. Internal Revenue Service and any other relevant tax authority and (2) take such other steps as they deem necessary or helpful to achieve FATCA compliance. It agrees to indemnify the Issuer and the Trustee for all damages, costs and expenses that result from its failure to take the actions required of it herein in connection with FATCA.
(m)    It shall provide to the Issuer and the Trustee a properly completed and executed (i) IRS Form W-9 (December 2014 version or successor form thereto) or applicable IRS Form W-8 with appropriate attachments (2014 version or successor form thereto) and (ii) Annex A attached hereto, in each case prior to or as of becoming a party to this Agreement.
(n)    It acknowledges that the Offering Circular does not constitute an offer to any other person or to the public generally to subscribe for or otherwise acquire the Class A-R Notes. Distribution of the Offering Circular, or disclosure of any of its contents to any person other than the Class A-R Noteholder and those persons, if any, retained to advise the Class A-R Noteholder with respect thereto and other persons (including, without limitation, any financial guarantor) meeting the requirements of Rule 144A and Regulation S is unauthorized and any disclosure of any of its contents, without the prior written consent of the Co-Issuers and the Collateral Manager, is prohibited.
(o)    It has received and reviewed such information as it deems necessary in order to make its investment decision and it is not relying on any information that differs from the information included in the Offering Circular, this Agreement and the Indenture.
(p)    It acknowledges that by entering into this Agreement it is deemed to warrant and represent as to all the warranties and representations required to be made or deemed to be made by each purchaser or transferee of Class A-R Notes under the Indenture.
(q)    It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on such Notes. It acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. It understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act. It will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Agreement and Section 2.6 of the Indenture, including the Exhibits referenced therein.
(r)    As of the date the Class A-R Noteholder became a noteholder, it satisfies the Rating Requirement.

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(s)    In the case of each transfer of the Class A-R Notes after the Closing Date, as of the date the Class A-R Noteholder became a noteholder, it shall notify S&P and Moody's of such transfer at its address set forth in the Indenture.
ARTICLE V

CONDITIONS
Section 5.01    Closing Date. The obligations of the Class A-R Noteholders to fund their respective Pro Rata Share of Class A-R Borrowings shall not become effective until the date on which the Indenture and this Agreement are executed and delivered and the Class A-R Notes are duly authorized, issued, authenticated and delivered thereunder.
Section 5.02    Conditions to Each Class A-R Borrowing. Except as otherwise provided in this Section 5.02, the obligation of each Class A-R Noteholder to make an advance to the Issuer on the occasion of any Class A-R Borrowing pursuant to this Agreement (other than the funding of a Downgrade Draw) is subject to the satisfaction of the following conditions (the "Class A-R Borrowing Conditions"):
(a)    the Class A-R Note Agent shall have received a Borrowing Request given in accordance with this Agreement;
(b)    (i) such Class A-R Borrowing shall not exceed the sum of (1) the Aggregate Undrawn Amount under the Class A-R Commitments at such time and (2) the amounts on deposit in the Class A-R Rating Requirement Funding Account at such time and (ii) for each Holder of Class A-R Notes, its Pro Rata Share of such Class A-R Borrowing shall not exceed the undrawn amount under such Holder's Class A-R Commitment;
(c)    subject to clause (e) below, at the time of and immediately after giving effect to such Borrowing, no Event of Default or event, the occurrence of which with notice or lapse of time or both would become an Event of Default, has occurred and is continuing or would result from such Borrowing;
(d)    subject to clause (e) below, at the time of and immediately after giving effect to such Borrowing, the Coverage Tests are satisfied (or deemed satisfied as provided below), or if any such Coverage Test is not satisfied prior to giving effect to such Borrowing, compliance with such test is maintained or improved; provided that the condition in this clause will be deemed to be satisfied with respect to the funding of the purchase of any Collateral Obligation if the Coverage Tests were satisfied, or if any such Coverage Test is not satisfied prior to such date, compliance with such test is maintained or improved, as of the date the commitment was made to acquire the Collateral Obligation with respect to which such notice of Borrowing is given, so long as such commitment provides for settlement in accordance with customary procedures in the relevant markets;
(e)    the proceeds of such Borrowing shall be used to (i) fund the purchase of Collateral Obligations, (ii) fund Exposure Amounts relating to Revolving Collateral Obligations

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and Delayed Funding Obligations or (iii) to fund the Class A-R Rating Requirement Funding Subaccount, in each case as provided herein or in the Indenture; provided that, if such Borrowing is made for the purpose of funding Exposure Amounts under Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations, then compliance with the conditions in clauses (c) and (d) above and (h) below shall not be required other than in respect of an Event of Default set forth in clause (c), (e) or (f) of such term, provided further that the Class A-R Commitments remain in effect and there has been no foreclosure upon or other disposition of all of the Collateral;
(f)    if such Borrowing Date occurs after the Reinvestment Period, after giving effect to the requested Borrowing and any contemporaneous application of amounts on deposit in the Revolver Funding Account, no amounts shall be on deposit in the Revolver Funding Account;
(g)    none of the proceeds of such Borrowing shall be used by the Issuer, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock, and no Borrowing shall be secured, directly or indirectly, by Margin Stock and the Assets shall not include any Margin Stock;
(h)    subject to clause (e) above, the representations and warranties of the Issuer contained in Section 4.01 and in the Indenture shall be true and correct in all material respects on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the making of such advance;
(i)    no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of an Authorized Officer of the Issuer, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of the advances or the consummation of the transactions contemplated by the Indenture;
(j)    each of the Transaction Documents remains in full force and effect and is the binding and enforceable obligation of the Co-Issuers (except for those provisions of any Transaction Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Class A-R Noteholders); and
(k)    there shall be no Commitment Shortfall immediately after giving effect to such Borrowing and the application of the proceeds of such Borrowing.
Each Borrowing shall be deemed to constitute a representation and warranty by the Issuer on the date thereof as to the matters specified in paragraphs (a) through (k) of this Section 5.02.
ARTICLE VI

THE CLASS A-R NOTE AGENT
Section 6.01    Appointment. Each of the Class A-R Noteholders hereby irrevocably appoints the Class A-R Note Agent as its agent and authorizes the Class A-R Note Agent to take

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such actions on its behalf and to exercise such powers as are delegated to the Class A-R Note Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The appointment of the Class A-R Note Agent shall terminate immediately following the last day of the Class A-R Commitment Period.
Section 6.02    Certain Duties and Responsibilities. (h) The Class A-R Note Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Class A-R Note Agent.
(i)    Upon certificates and other notices furnished to the Class A-R Note Agent and conforming to the requirements of this Agreement, the Class A-R Note Agent may, in the absence of bad faith on its part, conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein; provided, that, in the case of any such certificates which by any provision hereof are specifically required to be furnished to the Class A-R Note Agent, the Class A-R Note Agent shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Agreement and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not so conform. If a corrected form shall not have been delivered to the Class A-R Note Agent within 15 days after such notice from the Class A-R Note Agent, the Class A-R Note Agent shall so notify the Issuer, the Collateral Manager and each Class A-R Noteholder.
(j)    No provision of this Agreement shall be construed to relieve the Class A-R Note Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct, its own bad faith or its own material breach, except that:
(i)    this subsection shall not be construed to limit the effect of subsections (a) and (b) of this Section 6.02;
(ii)    the Class A-R Note Agent shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proven that the Class A-R Note Agent was grossly negligent in ascertaining the pertinent facts;
(iii)    no provision of this Agreement shall require the Class A-R Note Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it; and
(iv)    in no event shall the Class A-R Note Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Class A-R Note Agent has been advised of the likelihood of such damages and regardless of the form of such action.

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(k)    For all purposes under this Agreement, the Class A-R Note Agent shall not be deemed to have notice or knowledge of any Event of Default unless an Officer of the Class A-R Note Agent has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Class A-R Note Agent.
(l)    Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Class A-R Note Agent shall be subject to the provisions of this Section 6.02. The Class A-R Note Agent shall be afforded the same protections and benefits (including the right to rely on any written document delivered to the Class A-R Note Agent under this Agreement) as that afforded to the Trustee pursuant to Section 6.3 of the Indenture (but in no event shall Section 6.1(b) of the Indenture apply).
(m)    For all purposes under this Agreement, the Trustee shall be afforded the same protections and benefits under this Agreement as that afforded to the Trustee pursuant to Article VI of the Indenture.
Section 6.03    Compensation. (g) The Issuer agrees, subject to this Section 6.03(b):
(i)    to pay the Class A-R Note Agent on each Distribution Date in accordance with, and subject to, the Indenture, the Agency Fee for all services rendered by it hereunder or under the Indenture;
(ii)    to reimburse the Class A-R Note Agent (subject to any written agreement between the Issuer and the Class A-R Note Agent) forthwith upon its request for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses of one outside counsel and, if deemed necessary by the Class A-R Note Agent, any local counsel) incurred or made by the Class A-R Note Agent in accordance with any provision of this Agreement or the Indenture; and
(iii)    to indemnify the Class A-R Note Agent and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or reasonable and documented out-of-pocket expense (including reasonable attorneys' fees and expenses of one outside counsel and, if deemed necessary by the Class A-R Note Agent, any local counsel) incurred without gross negligence, willful misconduct, bad faith or material breach on their part, arising out of or in connection with the exercise or performance of any of the Class A-R Note Agent's obligations or duties under this Agreement or the Indenture, including the costs and expenses of defending themselves against any claim or liability in connection therewith; provided, however that notwithstanding the foregoing or any other provision to the contrary herein, the Issuer shall not in any event be liable to the Class A-R Note Agent or its officers, directors, employees and agents for any consequential, indirect, or special damages arising under, or incurred in connection with, this Agreement or the Indenture.

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(h)    Any amounts payable to the Class A-R Note Agent pursuant to Section 6.03 shall be payable as Administrative Expenses on each Distribution Date only to the extent that funds are available for such purpose in accordance with the Priority of Distributions, and any such amounts not paid on or prior to any Distribution Date shall remain outstanding and shall be payable on the next Distribution Date on which funds are available for such purpose pursuant to the Priority of Distributions.
(i)    The provisions of this Section 6.03 shall survive the termination of this Agreement and the removal or resignation of the Class A-R Note Agent (to the extent of any fees or indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such termination, resignation or removal).
Section 6.04    Resignation and Removal; Appointment of a Successor.  (h)Except as provided in Section 6.04(d) below, no resignation or removal of the Class A-R Note Agent and no appointment of a successor Class A-R Note Agent pursuant to this Section 6.04 shall become effective until the acceptance of appointment by the successor Class A-R Note Agent pursuant to Section 6.05 and in accordance with Section 6.06.
(i)    The Class A-R Note Agent may resign at any time by giving 60 days' prior written notice thereof to the Co-Issuers, the Trustee, the Class A-R Noteholders, the Collateral Manager, S&P and Moody's.
(j)    If at any time prior to the last day of the Class A-R Commitment Period the Class A-R Note Agent shall materially breach its obligations hereunder or under the Indenture, or shall become incapable of acting then, in either such case (subject to Section 6.04(a)), (i) the Co-Issuers, by Issuer Order, may remove the Class A-R Note Agent, or (ii) any Class A-R Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Class A-R Note Agent and the appointment of a successor Class A-R Note Agent. If at any time prior to the last day of the Class A-R Commitment Period the Class A-R Note Agent shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Class A-R Note Agent or of its property shall be appointed or any public officer shall take charge or control of the Class A-R Note Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, subject to Section 6.04(a), the Class A-R Note Agent shall be removed.
(k)    Notwithstanding the foregoing, the Class A-R Note Agent may resign its duties hereunder without any requirement that a successor Class A-R Note Agent be obligated hereunder and without any liability for further performance of any duties hereunder upon at least 30 days' prior written notice to the Collateral Manager and the Issuer of termination upon the occurrence of any of the following events and the failure to cure such event within such 30 day notice period: (i) failure of the Issuer to pay any of the amounts specified in Section 6.03 on a Distribution Date as to which the Issuer and the Collateral Manager have received an invoice from the Class A-R Note Agent for such amount due pursuant to Section 6.03 at least 15 Business Days prior thereto, to the extent that amounts are available therefor under Section 11.1(a) of the Indenture or (ii) failure of the Issuer to provide any indemnity payment or expense reimbursement to the Class A-R Note Agent required under Section 6.03 on a Distribution Date as to which the Issuer and the

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Collateral Manager have received a written request for such payment or reimbursement at least 60 days prior thereto.
(l)    If the Class A-R Note Agent shall resign or be removed in accordance with the terms hereof, or if a vacancy shall occur in the office of the Class A-R Note Agent for any reason, the Co-Issuers, by Issuer Order, shall, by written instrument executed by an Authorized Officer of each of the Co-Issuers and the successor Class A-R Note Agent, promptly appoint a successor Class A-R Note Agent meeting the requirements of Section 6.06; provided, that such successor Class A-R Note Agent shall be appointed only upon the written consent of a Majority of the Class A-R Notes and the Collateral Manager. If the Co-Issuers shall fail to appoint a successor Class A-R Note Agent meeting the requirements of Section 6.06 within 30 days after such notice of resignation, removal or the occurrence of such vacancy, a successor Class A-R Note Agent meeting the requirements of Section 6.06 may be appointed by a Majority of the Class A-R Notes delivered to the Issuer, the Collateral Manager and the retiring Class A-R Note Agent. The successor Class A-R Note Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Class A-R Note Agent and supersede any successor Class A-R Note Agent proposed by the Co-Issuers. If no successor Class A-R Note Agent shall have been so appointed by the Co-Issuers or such Class A-R Noteholders and shall have accepted appointment in the manner hereinafter provided, the retiring Class A-R Note Agent or any Class A-R Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Class A-R Note Agent.
(m)    The Co-Issuers shall give prompt notice of each resignation and each removal of the Class A-R Note Agent and each appointment of a successor Class A-R Note Agent on or prior to the last day of the Class A-R Commitment Period by mailing written notice of such event by first‑class mail, postage prepaid, to the Trustee, the Collateral Manager, S&P, Moody's and each Class A-R Noteholder and the related Guarantor, if any, as their names and addresses appear in the Note Register. Each notice shall include the name and address of the successor Class A-R Note Agent. If the Co-Issuers fail to mail any such notice within ten days after acceptance of appointment by the successor Class A-R Note Agent, the successor Class A-R Note Agent shall cause such notice to be given at the expense of the Co-Issuers.
Section 6.05    Acceptance of Appointment by Successor. Every successor Class A-R Note Agent appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Class A-R Note Agent an instrument accepting such appointment. Upon delivery of the required instrument, the resignation or removal of the retiring Class A-R Note Agent shall become effective and such successor Class A-R Note Agent, without any other act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Class A-R Note Agent; provided, that upon request of the Co-Issuers or a Majority of the Class A-R Notes or the successor Class A-R Note Agent, such retiring Class A-R Note Agent shall, upon payment of its fees and expenses then unpaid, execute and deliver an instrument transferring to such successor Class A-R Note Agent all the rights, powers, duties and obligations of the retiring Class A-R Note Agent.

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Section 6.06    Class A-R Note Agent Criteria. The Class A-R Note Agent, and any entity appointed as a successor Class A-R Note Agent, shall be required to have (i) a combined capital and surplus of at least $200,000,000, (ii) a long-term debt rating assigned by S&P of at least "A‑" unless the S&P Rating Condition is satisfied with respect thereto, (iii) a long-term debt rating assigned by Moody's of at least "A3" unless the Moody's Rating Condition is satisfied with respect thereto and (iv) an office within the U.S. If the Class A-R Note Agent publishes reports of condition at least annually, then for the purposes of this Section 6.06, the combined capital and surplus of the Class A-R Note Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Class A-R Note Agent shall cease to be eligible in accordance with the provisions of this Section 6.06, it shall resign immediately in the manner and with the effect specified in this Article VI.
ARTICLE VII

MISCELLANEOUS
Section 7.01    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein (including each consent, notice, direction or request) shall be in writing and shall be delivered by hand or overnight courier service or sent by fax or electronic messaging system, as follows:
(n)    if to the Co-Issuers, the Trustee or the Collateral Manager, at its address or fax number set forth in the Indenture;
(o)    if to the Class A-R Note Agent, at its address or fax number set forth on Schedule 2.01 or at such other address as shall be designated by the Class A-R Note Agent in a notice to the Issuer, each Class A-R Noteholder and the Trustee;
(p)    if to any Class A-R Noteholder, at its address or fax number set forth on Schedule 2.01 (in the case of the Class A-R Initial Noteholder) or in the Class A-R Sale and Transfer Agreement delivered by it; or at such other address as shall be designated by a Class A-R Noteholder in a notice to the Issuer, the Class A-R Note Agent and the Trustee;
(q)    if to S&P, in the manner specified in the Indenture; and
(r)    if to Moody's, in the manner specified in the Indenture.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 7.02    Waivers; Amendments. (j) No waiver of any provision of this Agreement or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be permitted by Section 7.02(b) and the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the funding of any Borrowing shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Trustee, the Class A-R Note Agent, any

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Class A-R Noteholder or any other holder of the Notes may have had notice or knowledge of such Default or Event of Default at the time.
(k)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Co-Issuers, the Class A-R Note Agent, the Trustee, the Collateral Manager and each of the Class A-R Noteholders; provided that any amendment to this Agreement of a type described in clauses (vi), (viii)(A), (ix), (xi), (xii), (xiii), (xviii), (xxii)(A) and (xxiii) of Section 8.1(a) of the Indenture (the "Applicable Clauses") (for this purpose, any reference in the Applicable Clauses to the Indenture being construed as a reference to this Agreement instead) shall require the consent of only the Co-Issuers, the Class A-R Note Agent, the Trustee, the Collateral Manager and such other parties specified in the Applicable Clauses. The Issuer will give written notice to S&P and Moody's and, unless all have consented thereto, each of the Class A-R Noteholders of any waiver, amendment or modification of any provision of this Agreement.
(l)    No waiver, amendment or modification of the Indenture or any other agreement referred to herein or therein to which either of the Co-Issuers is a party (other than this Agreement) shall affect any of the rights or obligations under this Agreement of the parties hereto unless such waiver, amendment or modification is effected in accordance with the applicable provisions of the Indenture; provided that no such waiver, amendment or modification shall increase, or extend the term of any of the Class A-R Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Class A-R Commitments, without the consent of each of the Class A-R Noteholders.
(m)    A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
Section 7.03    Successors and Assigns. (n) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and transferees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any purported transfer not in compliance with this Section 7.03 shall be null and void.
(o)    Neither of the Co-Issuers may assign or delegate any of its rights or obligations under this Agreement without the prior consent of each Class A-R Noteholder, the Class A-R Note Agent and the Trustee. No Class A-R Noteholder may assign any of its rights or obligations under this Agreement or under any Class A-R Notes, except that any Class A-R Noteholder may transfer to one or more transferees all or a portion of its Class A-R Notes and the related rights and obligations under this Agreement (including all or a portion of its Class A-R Commitment and the advances at the time owing to it), to the extent that (i) any transfer by a Class A-R Noteholder of less than all of a Class A-R Note or the related Class A-R Commitment by such Class A-R Noteholder shall be of the same ratable portion of such Class A-R Note and the related Class A-R Commitment, (ii) no such transfer shall be effected unless all conditions precedent to the transfer of the relevant

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Class A-R Note specified herein and in the Indenture have been satisfied, (iii) no such transfer shall be effected during the Class A-R Commitment Period unless the transferee satisfies the Rating Requirement on the date of such transfer (as evidenced by a Class A-R Sale and Transfer Agreement executed and delivered by such transferee), (iv) no such transfer shall be effected unless the parties to such transfer shall have executed and delivered to the Class A-R Note Agent (with a copy to the Trustee) a duly completed Class A-R Sale and Transfer Agreement and the Class A-R Note Agent shall have consented to such transfer, and (v) all interests in a Class A-R Note shall be evidenced in definitive, registered form. Each Class A-R Noteholder may grant (and the Class A-R Initial Noteholder has granted) the right to an investment manager or other agent to take certain actions hereunder on its behalf. Class A-R Notes can only be held in the form of one or more Certificated Notes and cannot be exchanged for a beneficial interest in a Global Note. Upon acceptance and recording pursuant to Section 7.03(c), from and after the effective date specified in each Class A-R Sale and Transfer Agreement, the transferee thereunder shall be a party hereto and, to the extent of the interest transferred by such Class A-R Sale and Transfer Agreement, have the rights and obligations of a Class A-R Noteholder under this Agreement, and the transferring Class A-R Noteholder thereunder shall, to the extent of the interest transferred by such Class A-R Sale and Transfer Agreement, be released from its obligations under this Agreement (and, in the case of a Class A-R Sale and Transfer Agreement covering all of the transferring Class A-R Noteholder's rights and obligations under this Agreement and in respect of Class A-R Notes, such Class A-R Noteholder shall cease to be a party hereto). The Issuer shall provide, or cause to be provided, notice of any such transfer to S&P and Moody's.
(p)    Upon its receipt of a duly completed Class A-R Sale and Transfer Agreement executed by a transferring Class A-R Noteholder and a transferee and surrender of its Class A-R Note, the Class A-R Note Agent shall accept such Class A-R Sale and Transfer Agreement and record the Class A-R Noteholder identification and amount transferred in the Class A-R Commitment Register (and the Class A-R Note Agent shall record such transfer in its duplicate register). No transfer shall be effective for purposes of this Agreement unless it has been recorded in the Class A-R Commitment Register as provided in this paragraph. Upon receipt by the Trustee of (A) the instructions from the Class A-R Note Agent as set forth above, (B) a Holder's Class A-R Note properly endorsed for assignment to the transferee and (C) a copy of the Class A-R Sale and Transfer Agreement, then the Class A-R Commitment Registrar shall cancel such Class A-R Note, record the transfer in the Register and the Class A-R Commitment Register and, upon execution by the Issuer, authenticate and deliver one or more Class A-R Notes bearing the same designation as the Class A-R Note endorsed for transfer and registered in the names and amounts specified in the Class A-R Sale and Transfer Agreement described in clause (C) above.
(q)    Any Class A-R Noteholder may at any time grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Class A-R Noteholder, including any such grant to a Federal Reserve Bank, and this Section 7.03 shall not apply to any such grant of a security interest; provided that no such grant of a security interest shall release a Class A-R Noteholder from any of its obligations hereunder or substitute any such transferee for such Class A-R Noteholder as a party hereto.

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Section 7.04    Survival. All covenants, agreements, representations and warranties made by the Co-Issuers and each Class A-R Noteholder herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the Indenture shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Trustee, the Class A-R Note Agent or any Class A-R Noteholder may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Class A-R Note or any amount payable under this Agreement or the Indenture in respect of any Class A-R Note is outstanding and unpaid and so long as the Class A-R Commitments have not expired or terminated.
Section 7.05    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Class A-R Note Agent and when the Class A-R Note Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or pdf. shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 7.06    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability in such matter without affecting the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 7.07    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial Right. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS (WHETHER IN CONTRACT OR IN TORT) BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS.
(b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any documents related thereto, or for recognition or enforcement

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of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.07(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.
Section 7.08    Benefits of Indenture. Each of the Class A-R Noteholders hereby acknowledges and approves the pledge and assignment by the Co-Issuers of all of its right, title and interest in, to and under this Agreement to the Trustee for the benefit and security of the Secured Parties pursuant to the Indenture.
Section 7.09    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 7.10    Non‑Recourse Obligations. The Class A-R Notes and all obligations of the Co-Issuers under this Agreement are non‑recourse obligations of the Co-Issuers. The Class A-R Notes are payable solely from the Assets pursuant to the Priority of Distributions. Upon realization of the Assets and the application of the proceeds thereof in accordance with the Indenture, any outstanding obligations of the Co-Issuers hereunder shall be extinguished and shall not thereafter revive. None of the Collateral Manager, the Trustee, the Class A-R Note Agent, the Administrator, any of their respective affiliates, security holders (including shareholders), members, partners, officers, directors or employees, or the security holders (including shareholders), members, partners, officers, directors, employees or incorporators of the Co-Issuers, or any other person or entity will be obligated to make payments on the Class A-R Notes. Consequently, the Class A-R Noteholders must rely solely on amounts received in respect of the Assets for the payment of principal thereof and interest and the Class A-R Commitment Fee thereon. This section shall survive the termination of this Agreement.
Section 7.11    Non‑Petition. Notwithstanding any other provision of this Agreement, neither any of the Class A-R Noteholders nor the Class A-R Note Agent, in its own

‑30‑

capacity, may, prior to the date which is one year (or, if longer, the applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws. Nothing in this Section 7.11 shall preclude, or be deemed to estop, the Class A-R Noteholders or the Class A-R Note Agent (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than such Class A-R Noteholder, the Class A-R Note Agent or any of their respective Affiliates, as applicable, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, subject to Section 7.10. This Section shall survive the termination of this Agreement.
Section 7.12    Issuer Orders. The Issuer hereby agrees that if an Issuer Order is required to be delivered in accordance with the terms hereof, it shall cause such Issuer Order to be delivered promptly following receipt of the applicable request therefor.
Section 7.13    Special Provisions Applicable to CP Conduits. (a) Each of the parties hereto (each, a "Restricted Person") hereby agrees that it will not institute against any CP Conduit, or join any other Person in instituting against, or encourage, cooperate with or join any Person in instituing against, any CP Conduit, any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, present a petition for the winding up or liquidation of any CP Conduit or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for any CP Conduit or for all or substantially all of its assets prior to the date that is two years and a day (or, if longer, the applicable preference period then in effect) after the last day on which any Commercial Paper Notes shall have been outstanding. The obligations under this Section 7.13(a) shall survive the termination of this Agreement and the payment of the Notes.
(b)    Nothing in clause (a) above shall limit the right of any Restricted Person to file any claim in or otherwise take any action with respect to (i) any proceeding of the type described in clause (a) above that was instituted against any CP Conduit by any person other than such Restricted Person, so long as such Restricted Person did not encourage, cooperate with or join any Person in instituting such proceeding or (ii) any proceeding not of a type described in clause (a) above.
(c)    Notwithstanding anything to the contrary contained herein, the obligations of any CP Conduit under this Agreement are solely the corporate obligations of such CP Conduit and, in the case of obligations of any CP Conduit other than Commercial Paper Notes, shall be payable at such time as funds are received by or are available to such CP Conduit in excess of funds necessary to pay in full all outstanding Commercial Paper Notes and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Conduit but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Bankruptcy Law) of any such party shall be subordinated

‑31‑

to the payment in full of all Commercial Paper Notes. The provisions of this Section 7.13(c) shall survive the termination of this Agreement and the payment of the Notes.
(d)    No recourse under any obligation, covenant or agreement of any CP Conduit contained in this Agreement shall be had against any incorporator, stockholder, officer, director, employee or agent of such CP Conduit or any agent of such CP Conduit or any of their Affiliates (solely by virtue of such capacity and excluding such CP Conduit's Guarantor, if applicable) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of any such CP Conduit individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, employee or agent of such CP Conduit or any agent thereof or any of their Affiliates (solely by virtue of such capacity and excluding such CP Conduit's Guarantor, if applicable) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Conduit contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any CP Conduit of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement, provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them. The provisions of this Section 7.13(d) shall survive termination of this Agreement.
(e)    Each CP Conduit may act hereunder by and through its Program Manager.
(f)    Each of the parties hereto waives any right to set‑off and to appropriate and apply any and all deposits (other than amounts in the Class A-R Rating Requirement Funding Account and any subaccount thereof) and any other indebtedness at any time held or owing thereby to or for the credit or the account of any CP Conduit against and on account of the obligations and liabilities of such CP Conduit to such party under this Agreement.
(g)    Each CP Conduit agrees that it shall maintain confidentiality in accordance with the confidentiality provisions of the Indenture, provided that, notwithstanding anything to the contrary herein or in the Indenture, each CP Conduit may disclose to (i) its respective Conduit Rating Agencies, (ii) conduit support providers, (iii) any Affiliates of any such party and (iv) governmental authorities having jurisdiction over such CP Conduit, conduit support provider, any Affiliate of such party and any Conduit Rating Agency, the identities of (and other material information regarding) the Co-Issuers, any other obligor on, or in respect of, any Note issued to such CP Conduit, the Assets constituting collateral for such Notes and any of the terms and provisions of the Transaction Documents that it may deem necessary or advisable, provided that, in the case of clauses (ii) and (iii), such recipient is subject to customary confidentiality obligations.
(h)    Notwithstanding anything herein to the contrary, each party hereto, and each assignee or potential assignee of any Class A-R Note is authorized to disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and tax structure of the offering and the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to investors relating to such tax treatment or tax structure. For this

‑32‑

purpose, "tax structure" is defined as facts relevant to the U.S. tax treatment of the offering and such transactions and does not include information relating to the identity of the Co-Issuers. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Co-Issuers, the Placement Agent, the Collateral Manager, any of their affiliates or any other party to the transactions contemplated hereby (except to the extent such information is relevant to U.S. tax structure or tax treatment).
(i)    No pledge and/or collateral assignment by any CP Conduit to a conduit support provider of an interest in the rights of such CP Conduit in any Note issued to such CP Conduit and the Obligations shall constitute an assignment and/or assumption of such CP Conduit's obligations under this Agreement or the Transaction Documents, such obligations in all cases remaining with such CP Conduit. Moreover, any such pledge and/or collateral assignment of the rights of such CP Conduit shall be permitted hereunder without further action or consent and any such pledgee may foreclose on any such pledge and perfect an assignment of such interest and enforce such CP Conduit's right hereunder notwithstanding anything to the contrary in this Agreement or the Transaction Documents.
(j)    Each CP Conduit represents, warrants and covenants, on behalf of itself, that each payment to the Issuer under this Agreement will have been made (i) in payment of a loan made by such CP Conduit in the ordinary course of business or financial affairs of such CP Conduit and (ii) in the ordinary course of business or financial affairs of such CP Conduit.

‑33‑

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
FS SENIOR FUNDING LTD.,
as Issuer

By:	___________________________ Name: Title:

FS SENIOR FUNDING CLO LLC,
as Co-Issuer

By:	___________________________ Name: Title:

Class A-R Purchase Agreement

NATIXIS, NEW YORK BRANCH,
as Class A-R Note Agent

By:	___________________________ Name:
Title:

Class A-R Purchase Agreement

VERSAILLES ASSETS LLC,
as Class A-R Initial Noteholder

By:	___________________________ Name: Title:

ACKNOWLEDGED:
WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	___________________________ Name: Title:

Class A-R Purchase Agreement

SCHEDULE 2.01

COMMITMENTS;
ADDRESSES FOR NOTICES; WIRE INSTRUCTIONS

CLASS A-R INITIAL NOTEHOLDERS

Name of Holder	Registered Name	Commitment
Versailles Assets LLC	SAILORLAUNCH & CO., as nominee of State Street Bank, as custodian for Deutsche Bank Trust Company Americas, as Collateral Trustee for Versailles Assets LLC, and other parties	U.S.$20,000,000

Address for Notices
Versailles Assets LLC
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, New York 11747
Attention: Bernard J. Angelo
Tel: (631) 587-4700

With a copy to:
Versailles Assets LLC
c/o Natixis, New York Branch
1251 Avenue of the Americas, 4th Floor
New York, NY 10020
Attention: Henry Sandlass
Tel: (212) 891-5868
E-mail: versaillestransactions@us.natixis.com

Wire Instructions for Payments
To: Deutsche Bank Trust Company Americas
Acct Name: CTAS
Acct No.: 01419647
ABA:     021001033
Ref:     Versailles Assets

Taxpayer Identification Numbers

Versailles Assets LLC: 13-4069428
Sailorlaunch & Co.: 13-4251510

CLASS A-R NOTE AGENT
Natixis, New York Branch
1251 Avenue of the Americas
New York, NY 10020
Attention: Evelyn Clarke
Tel: (212) 891‑5879
Facsimile: (646) 282‑2361
Email: evelyn.clarke@us.natixis.com
with a copy to scsgnotices@us.natixis.com

Class A-R Purchase Agreement

SCHEDULE 2.02

SHORT SETTLEMENT COMMITMENTS

Name of Holder	Short Settlement Commitment
Versailles Assets LLC	U.S.$5,000,000

EXHIBIT A
FORM OF CLASS A-R SALE AND TRANSFER AGREEMENT
Reference is made to the Class A-R Note Purchase Agreement, dated as of May 28, 2015 (as modified and supplemented and in effect from time to time, the "Class A-R Note Purchase Agreement"), by and among FS Senior Funding Ltd. (the "Issuer"), FS Senior Funding CLO LLC (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers"), each of the Class A-R Noteholders party thereto from time to time and Natixis, New York Branch, as Class A-R Note Agent (together with any successor in such capacity, the "Class A-R Note Agent") and the Indenture, dated as of May 28, 2015 (as modified and supplemented and in effect from time to time, the "Indenture"), entered into among the Issuer, the Co-Issuer and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Class A-R Note Purchase Agreement and, if not defined in the Class A-R Note Purchase Agreement, in the Indenture.
The Transferor named below (the "Transferor") hereby sells and assigns to the Transferee named below (the "Transferee"), and the Transferee hereby purchases and assumes from the Transferor, effective as of the transfer date (the "Transfer Date") set forth below, the interests set forth below (the "Transferred Interest") in the Transferor's rights and obligations under the Class A-R Note Purchase Agreement, including, without limitation, the interests set forth below in the Class A-R Notes held by (and the related Class A-R Commitment of and outstanding principal amount of advances made by) the Transferor on the Transfer Date. The Transferee hereby acknowledges receipt of a copy of the Indenture and the Class A-R Note Purchase Agreement and confirms that, on the Transfer Date, it satisfies the Rating Requirement and the other conditions of the Indenture and the Class A-R Note Purchase Agreement. From and after the Transfer Date (A) the Transferee shall be a party to and be bound by the provisions of the Class A-R Note Purchase Agreement and, to the extent of the Transferred Interest, have the rights and obligations of a Class A-R Noteholder thereunder and (B) the Transferor shall, to the extent of the Transferred Interest, relinquish its rights and be released from its obligations under the Class A-R Note Purchase Agreement. The Transferee hereby represents and warrants to the Issuer that, as of the Transfer Date, the representations and warranties contained in the Class A-R Note Purchase Agreement (including, without limitation, in Sections 3.08 and 4.02 thereof) or any other documents to which the Transferor is a party are, and will be as of the date of any Borrowing, true and correct in all respects with respect to the Transferee. The Transferor hereby represents and warrants to the Transferee that, as of the Transfer Date, the Transferor (1) owns the Transferred Interest free and clear of any lien or other encumbrance and (2) is not aware of any Default or Event of Default under the Indenture.
The Transferee acknowledges that by entering into this Class A-R Sale and Transfer Agreement it is deemed to warrant and represent all the warranties and representations required to be made by each transferee of Class A-R Notes under the Indenture and the Class A-R Note Purchase Agreement.

The Transferee understands that the Co-Issuers, the Trustee, the Class A-R Note Agent and their counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.
This Class A-R Sale and Transfer Agreement shall be governed by and construed in accordance with the law of the State of New York.
Legal Name of Transferor: [●]
Legal Name of Transferee: [●]
Transferee's Address for Notices: [●]
Fax No.: [●]
Details of electronic messaging system: [●]
Payment Instructions: [●]
Federal Taxpayer ID No. of Transferee: [●]
[Transferee is not a CP Conduit].
If Transferee has a Guarantor, the guaranty executed by such Guarantor is attached hereto.
The completed tax forms required to be delivered by Transferee pursuant to clause (ii) of Section 2.6(l) of the Indenture are attached hereto.
Effective Date of Transfer (Transfer Date): [●]

	Amount Transferred	Amount Retained by Transferor
Class A-R Commitment:	U.S.$ [●]	U.S.$ [●]
Short Settlement Commitment:	U.S.$ [●]	U.S.$ [●]
Outstanding Principal Amount of Advances:	U.S.$ [●]	U.S.$ [●]
The terms set forth above are hereby agreed to:
[NAME OF TRANSFEROR], as Transferor

By:	___________________________ Name: Title:

[NAME OF TRANSFEREE], as Transferee

By:	___________________________ Name: Title:

ACCEPTED AS OF [●], 20[●]
NATIXIS, NEW YORK BRANCH, as Class A-R Note Agent

By:___________________________
Name:
Title:

EXHIBIT B
FORM OF BORROWING REQUEST
Natixis, New York Branch
1251 Avenue of the Americas
New York, NY 10020

Wells Fargo Bank, National Association
9062 Old Annapolis Road,
Columbia, Maryland, 21045,
Attention: CDO Trust Services - FS Senior Funding Ltd.
Ladies and Gentlemen:
This Borrowing Request is delivered to you pursuant to Section 3.03 of the Class A-R Note Purchase Agreement, dated as of May 28, 2015 (together with all amendments, if any, from time to time made thereto, the "Class A-R Note Purchase Agreement"), by and among FS Senior Funding Ltd. (the "Issuer"), FS Senior Funding CLO LLC (the "Co-Issuer"), each of the Class A-R Noteholders party thereto and Natixis, New York Branch, as Class A-R Note Agent (the "Class A-R Note Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Class A-R Note Purchase Agreement.
The Issuer hereby requests that a Borrowing be made in the aggregate principal amount of $____________ on ___________, 20___. [Such Borrowing is a Short Settlement Borrowing.][Such Borrowing is a Downgrade Draw.][delete if not applicable]
The Issuer hereby acknowledges and agrees that each of the delivery of this Borrowing Request and the acceptance by the Issuer of the proceeds of the Borrowing requested hereby constitute a representation and warranty by the Issuer that, on the date of such Borrowing, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 4.01 and Section 5.02 of the Class A-R Note Purchase Agreement are true and correct in all material respects on and as of the date of the requested Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date) and all conditions set forth in Section 5.02 of the Class A-R Note Purchase Agreement have been satisfied.
The Issuer agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Class A-R Note Agent and each Class A-R Noteholder. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Class A-R Note Agent and each Class A-R Noteholder shall receive written notice to the contrary from the Issuer, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

B-1

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Payment Instructions:	[●]
ABA: [●]
Account Number: [●]
Account Name: [●]
Reference: [●]
The Issuer has caused this Borrowing Request to be executed and delivered by its duly Authorized Officer (or an Authorized Officer of the Collateral Manager) this ____ day of _______________, 20___.
It is understood and acknowledged that the undersigned is executing this certificate not in an individual capacity but solely as an Authorized Officer of the Issuer or the Collateral Manager and is without any personal liability as to the matters contained in this certificate.

FS SENIOR FUNDING LTD.

By:___________________________	Name: Title:

B-2

EXHIBIT C
FORM OF CLASS A-R PREPAYMENT NOTICE
Natixis, New York Branch
1251 Avenue of the Americas
New York, NY 10020

FS Senior Funding Ltd.
c/o Appleby Trust (Cayman) Ltd.
Clifton House, 75 Fort Street, P.O. Box 1350
Grand Cayman, KY1-1108, Cayman Islands
Attention: The Directors

FS Senior Funding CLO LLC
c/o CICS, LLC
225 West Washington Street, Suite 2200
Chicago, IL 60606
Attention: Melissa Stark

Wells Fargo Bank, National Association
9062 Old Annapolis Road,
Columbia, Maryland, 21045,
Attention: CDO Trust Services - FS Senior Funding CLO Ltd.
Ladies and Gentlemen:
This Class A-R Prepayment Notice is delivered to you pursuant to Section 3.06(c) of the Class A-R Note Purchase Agreement, dated as of May 28, 2015 (together with all amendments, if any, from time to time made thereto, the "Class A-R Note Purchase Agreement"), by and among FS Senior Funding Ltd. (the "Issuer"), FS Senior Funding CLO LLC (the "Co-Issuer"), each of the Class A-R Noteholders party thereto and Natixis, New York Branch, as Class A-R Note Agent (the "Class A-R Note Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Class A-R Note Purchase Agreement.
This is to give you notice that a Class A-R Prepayment in the aggregate principal amount of $____________ will be made on ___________, 20___. [If a draw made on the Class A-R Notes during the same Interest Accrual Period is being repaid, also include: Kindly note that the draw made on __________, 20__ is being repaid hereby.]

C-1

FIFTH STREET SENIOR FLOATING RATE CORP., as Collateral Manager

By:___________________________	___________________________ Name: Title:

C-2

ANNEX A

(A)	UK/Cayman Islands Intergovernmental Agreement

1.	(a) The Class A-R Noteholder _______ (is) _______(is not) (please initial one) resident in the United Kingdom for tax purposes.*

(b)	If the Class A-R Noteholder is an individual that is resident in the United Kingdom for tax purposes, is the Class A-R Noteholder a Specified United Kingdom Person?**

(please check one) Yes____        No____
If yes, please provide the following:
Date of Birth:
United Kingdom National Insurance Number:

_______________________

*
For informational purposes only, the Investor is treated as resident in the United Kingdom for tax purposes if the Investor is (i) resident solely in the United Kingdom (under the domestic laws of the United Kingdom) or (ii) resident both in the United Kingdom and another jurisdiction (under the respective domestic laws of the United Kingdom and such other jurisdiction). An entity, such as a partnership, limited liability partnership or similar arrangement, is treated as resident in the United Kingdom if the control and management of the business of the entity takes place in the United Kingdom.

**
For purposes of this item, the term "Specified United Kingdom Person" means a person or entity that is resident in the United Kingdom for tax purposes (including a person who is resident both in the United Kingdom and in any other jurisdiction under the respective domestic laws of the United Kingdom and such other jurisdiction), other than:

(i)	a corporation the stock of which is regularly traded on one or more established securities markets;

(ii)	any corporation that is a Related Entity of a corporation described in clause (i);

(iii)	a Depository Institution;

(iv)
a broker or dealer in securities, commodities or derivative financial instruments (including notional principal contracts, futures, forwards and options) that is registered as such under the laws of the United Kingdom;

(v)	a United Kingdom Governmental Organisation, being any political subdivision of the UK government or any wholly owned agency or instrumentality of any one or more of the foregoing;

(vi)	the United Kingdom Central Bank (the Bank of England and any of its wholly owned subsidiaries);

(vii)
a United Kingdom office of an International Organisation (examples of which include the International Monetary Fund, the World Bank, the International Bank for Reconstruction and Development and the European Community);

(viii) a pension scheme or other arrangement registered with HMRC under Part 4 of the Finance Act 2004 or the United Kingdom Pension Protection Fund.
An entity is a Related Entity of another entity if either entity controls the other entity or both entities are under common control. For this purpose, control includes direct or indirect ownership of more than 50% of the vote or value in an entity.

Annex A-1

(c)	If the Class A-R Noteholder is an entity that is resident in the United Kingdom for tax purposes, is the Class A-R Noteholder a Specified United Kingdom Person?

(please check one) Yes____        No____

2.	(a) If the Class A-R Noteholder is an entity that is not resident in the United Kingdom for tax purposes, is the Class A-R Noteholder a Passive Non-Financial Foreign Entity ("Passive NFFE")?***
(please check one) Yes____        No____

(b)	If the Class A-R Noteholder is a Passive NFFE, is any person who is a Controlling Person**** in respect of the Class A-R Noteholder resident in the United Kingdom for tax purposes?
(please check one) Yes____        No____
_______________________

***
For purposes of this item, the term "Passive NFFE" means any NFFE that is not an Active NFFE. An NFFE is any Non-United Kingdom resident entity that is not a Financial Institution. A Financial Institution is a Custodial Institution, a Depository Institution, an Investment Entity or a Specified Insurance Company, each as defined for the purposes of the U.S. Foreign Account Tax Compliance Act.

An Active NFFE is any NFFE that meets any of the following criteria:

(i)
less than 50% of the NFFE's gross income for the preceding calendar year or other appropriate reporting period is passive income and less than 50% of the assets held by the NFFE during the preceding calendar year or other appropriate reporting period are assets that produce or are held for the production of passive income;

(ii)	the stock of the NFFE is regularly traded on an established securities market or the NFFE is a Related Entity of an entity the stock of which is traded on an established securities market;

(iii)
the NFFE is a government, a political subdivision of such government or a public body performing a function of such government or a political subdivision thereof, or an entity wholly owned by one or more of the foregoing;

(iv)
substantially all of the activities of the NFFE consist of holding (in whole or in part) the outstanding stock of, or providing financing and services to, one or more subsidiaries that engage in trades or businesses other than the business of a Financial Institution, except that an NFFE shall not qualify for this status if the NFFE functions (or holds itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes;

(v)
the NFFE is not yet operating a business and has no prior operating business, but is investing capital into assets with the intent to operate a business other than that of a Financial Institution; provided, that the NFFE shall not qualify for this exception after the date that is 24 months after the date of the initial organization of the NFFE;

(vi)
the NFFE was not a Financial Institution in the past five years, and is in the process of liquidating its assets or is reorganizing with the intent to commence operations in a business other than that of a Financial Institution; or

(vii)
the NFFE primarily engages in financing and hedging transactions with or for Related Entities that are not Financial Institutions, and does not provide financing or hedging services to any entity that is not a Related Entity, provided that the group of any such Related Entity is primarily engaged in a business other than that of a Financial Institution.

****     For purposes of this item and item (B) below, the term "Controlling Persons" means the natural persons who exercise control over an entity. In the case of a trust, such term means the settlor, the trustees, the protector (if any), the beneficiaries or class of beneficiaries, and any other natural person exercising ultimate effective control over the trust, and in the case of a legal arrangement other than a trust, such term means persons in equivalent or similar positions. In the case of a company and similar legal persons, such term also means any persons owning 25% or more of the company (or legal person). The term "Controlling Persons" shall be interpreted in a manner consistent with the Recommendations of the Financial Action Task Force.

Annex A-2

(c)	If the Class A-R Noteholder answered "Yes" to item 2(b), please provide the following information with respect to each such United Kingdom tax resident Controlling Person:
(Attach additional pages if necessary.)
Name:
Address:
Date of Birth:
United Kingdom National Insurance Number:

(B)	U.S./Cayman Islands Intergovernmental Agreement

1.
If the Class A-R Noteholder has indicated on the applicable Form W-8 (or question 2 below) that it is a Passive NFFE, is any person who is a Controlling Person in respect of the Class A-R Noteholder resident in the United States for tax purposes?

(please check one) Yes____        No____
If yes, please provide the following information with respect to each such United States tax resident Controlling Person:
(Attach additional pages if necessary.)
Name:
Address:
Date of Birth:
United States Taxpayer Identification Number:

2.	If the Class A-R Noteholder has provided a Form W-8ECI or is treated as a disregarded entity for U.S. tax purposes, please indicate the Class A-R Noteholder's U.S. FATCA status:*
(Please initial one and provide the Global Intermediary Identification Number ("GIIN"), as appropriate)
_______________________

*	Definitions of the following U.S. FATCA statuses can be found in the Instructions to the U.S. Internal Revenue Service Form W-8BEN-E (available at http://www.irs.gov/pub/irs-pdf/iw8bene.pdf).

Annex A-3

_____ Initial	Participating FFI (including a Reporting Model 2 FFI) GIIN:
_____ Initial	Registered Deemed Compliant FFI (including a Reporting Model 1 FFI) GIIN:
_____ Initial	Certified Deemed Compliant FFI/Exempt Beneficial Owner/Nonreporting IGA FFI GIIN (if any):
_____ Initial	Nonparticipating FFI
_____ Initial	NFFE (other than a Passive NFFE)
_____ Initial	Passive NFFE
_____ Initial	Other

Annex A-4